Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this registration statement on Form S-8 of Pacific Ethanol, Inc. of our reports dated March 15, 2018 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Pacific Ethanol, Inc., which appear in the Annual Report on Form 10-K of Pacific Ethanol, Inc. for the year ended December 31, 2017.

/s/ RSM US LLP

Sioux Falls, South Dakota

June 14, 2018